Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Endeavor Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $0.00001 per share	Rule 457(c) and Rule 457(h)	7,414,203 (2)	$20.585 (3)	$152,621,368.76	$110.20 per $1,000,000	$16,818.88

Total Offering Amounts					$152,621,368.76		$16,818.88

Total Fee Offsets (4)							$0

Net Fee Due							$16,818.88

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional securities that may become issuable by reason of any future stock dividend, stock split, recapitalization or other similar transaction or to cover such additional securities as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by Endeavor Group Holdings, Inc. (the “Registrant”), which results in an increase in the number of the outstanding shares of Class A common stock, par value $0.00001 per share (“Class A Common Stock”) of the Registrant.

(2)

Consists of (i) 3,614,203 shares of Class A Common Stock that became available for issuance on January 1, 2022 and (ii) 3,800,000 shares of Class A Common Stock estimated to become available for issuance on January 1, 2023, pursuant to the Endeavor Group Holdings, Inc. 2021 Incentive Award Plan under the an automatic annual increase provision therein.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Class A Stock as reported on The New York Stock Exchange on November 4, 2022.

(4)	The Registrant does not have any fee offsets.